                                                                    Exhibit 5.1



                     [LETTERHEAD OF THOMPSON & KNIGHT, P.C.]

                                February 9, 1999



Noble Drilling Corporation
10370 Richmond Avenue, Suite 400
Houston, Texas  77042

         Re:      Noble Drilling Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Noble Drilling Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on February 9, 1999 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to the General Rules and Regulations promulgated under the Securities Act, of up to $100,000,000 aggregate gross proceeds of (i) debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (ii) shares of common stock, par value $.10 per share, of the Company (the "Common Stock"), (iii) shares of preferred stock, par value $1.00 per share, of the Company (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iv) warrants to purchase Debt Securities (the "Debt Warrants"), shares of Common Stock (the "Common Stock Warrants") and shares of Preferred Stock (the "Preferred Stock Warrants" and, together with the Debt Warrants and the Common Stock Warrants, the "Securities Warrants") of the Company, (v) Debt Securities, Common Stock and Preferred Stock that may be issued upon exercise of the Securities Warrants and (vi) such indeterminate amount of Offered Securities (as defined below) as may be issued in exchange for or upon conversion of, as the case may be, the Offered Securities. Pursuant to Rule 429 of the Securities Act, the prospectus included in the Registration Statement (the "Prospectus") will also be used in connection with registration statement No. 333-68507 filed on December 8, 1998, by the Company on Form S-3, pursuant to which the Company registered $300,000,000 of securities. The Debt Securities, Common Stock, Preferred Stock, Depositary Shares and Securities Warrants are hereinafter referred to collectively as the "Offered Securities."

         The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus and supplements to the Prospectus (the "Prospectus Supplements"). The Senior Debt Securities will be issued under an Indenture to be entered into between the Company and Chase Bank of Texas, National Association, as Trustee (the "Senior Indenture"). The Subordinated Debt Securities will be issued under an Indenture to be entered into between the Company and the Trustee (the "Subordinated Indenture"). The forms of the Senior Indenture and Subordinated Indenture (collectively, the "Indentures") are included as exhibits to the Registration Statement.

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise

Noble Drilling Corporation
February 9, 1999
Page 2


identified to our satisfaction, of the Registration Statement and such agreements, certificates of public officials, certificates of trustees, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents and documents to be executed, we have assumed that the parties thereto had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company, trustees and others.

         Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

         1. The Debt Securities have been duly authorized by the Company and,
         (i) when the Registration Statement has become effective under the Securities Act, (ii) when the Indenture or Indentures, as the case may be, have been duly executed and delivered by the parties thereto and
         (iii) when the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indentures and delivered and sold and upon payment in full therefor as contemplated by the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of such Indentures.

         2. The shares of Common Stock being registered under the Registration Statement have been duly authorized by the Company and (i) when the Registration Statement has become effective under the Act and (ii) when the shares of Common Stock have been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

         3. The shares of Preferred Stock being registered under the Registration Statement will be duly authorized by the Company, validly issued, fully paid and nonassessable when (i) the Registration Statement has become effective under the Act, (ii) a certificate of designations relating to the series of the Preferred Stock being issued, in a form to be included as an exhibit of the Registration Statement, has been duly filed with the Secretary of State of Delaware and (iii) the shares of Preferred Stock have been delivered by the Company upon purchase thereof and payment in full therefor as contemplated by the Registration Statement.

         4. The Securities Warrants have been duly authorized by the Company and
         (i) when the Registration Statement has become effective under the Act,
         (ii) upon the execution and delivery of a debt warrant agreement, common stock warrant agreement or preferred stock warrant agreement, as the case may be, relating to such Securities Warrants in a form to be included as an exhibit to the Registration Statement, and (iii) when such Securities Warrants have been duly executed, countersigned, delivered and sold in the applicable form and as contemplated by the Registration Statement, such Securities Warrants will constitute valid and

Noble Drilling Corporation
February 9, 1999
Page 3


         legally binding obligations of the Company enforceable against the Company in accordance with their terms.

         The opinions expressed above are limited by and subject to the following qualifications:

         (a) We express no opinion other than as to the federal securities laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware; provided, however, we have assumed, without investigation, that the laws of the State of New York are identical in all respects to the laws of the State of Texas.

         (b) In rendering the opinions expressed herein, we have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

         (c) The opinions expressed in paragraphs 1 and 4 above are subject to the qualification that the validity and binding effect of the Securities and the Indentures may be limited or affected by (i) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, receivership, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law and (iii) an implied covenant of good faith and fair dealing.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                                        Very truly yours,

                                        THOMPSON & KNIGHT, P.C.


                                        By: /s/        David L. Emmons
                                            ----------------------------------
                                                        Shareholder